Exhibit 99.2 Investor presentation INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARL 1Exhibit 99.2 Investor presentation INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARL 1

INTRODUCTION 2 Disclaimer This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Arrival S.à.r.l. (“Arrival” or the “Company”), CIIG Merger Corp. (“CIIG”) and Arrival Group, a subsidiary of Arsenal that will become the holding company of CIIG and Arsenal at the closing of the proposed business combination (“Arrival Group”) and related transactions (collectively, the “proposed transaction”) and for no other purpose. Forward-Looking statements This presentation contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of the proposed transaction, the anticipated timing of the proposed transaction, the products offered by Arrival and the markets in which it operates, the anticipated timing of the commencement of vehicle production, the expected number of Microfactories in operation by 2024, and Arrival Group’s projected future results, including estimates related to revenue, gross margins, EBITDA and gross margins. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of CIIG’s securities, (ii) the risk that the transaction may not be completed by CIIG’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by CIIG, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the business combination agreement by the stockholders of CIIG and Arrival, the satisfaction of the minimum trust account amount following redemptions by CIIG’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement, (vi) the impact of COVID-19 on Arrival’s business and/or the ability of the parties to complete the proposed transaction; (vii) the effect of the announcement or pendency of the transaction on Arrival’s business relationships, performance, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of Arrival and potential difficulties in Arrival employee retention as a result of the proposed transaction, (ix) the outcome of any legal proceedings that may be instituted against Arrival Group, Arrival or CIIG related to the business combination agreement or the proposed transaction, (x) the ability to maintain the listing of CIIG’s securities on the NASDAQ Stock Market, (xi) the price of CIIG’s and the post-combination company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Arrival operates, variations in performance across competitors, changes in laws and regulations affecting Arrival business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xiii) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Arrival operates, (xiv) the risk that Arrival and its current and future collaborators are unable to successfully develop and commercialize Arrival’s products or services, or experience significant delays in doing so, (xv) the risk that the post-combination company may never achieve or sustain profitability; (xvi) the risk that the post-combination company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xvii) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations, (xviii) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations; (xix) the risk that the utilization of Microfactories will not provide the expected benefits due to, among other things, the inability to locate appropriate buildings to use as Microfactories, Microfactories needing a larger than anticipated factory footprint, and the inability of Arrival to deploy Microfactories in the anticipated time frame; (xx) the risk that the orders that have been placed for vehicles, including the order from UPS, are cancelled or modified; (xxi) the risk of product liability or regulatory lawsuits or proceedings relating to Arrival’s products and services; (xxii) the risk that Arrival is unable to secure or protect its intellectual property; and (xxiii) the risk that the post-combination company’s securities will not be approved for listing on the NASDAQ Stock Market or if approved, maintain the listing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of CIIG’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form F-4 and proxy statement/ prospectus discussed below and other documents filed by CIIG from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Arrival Group, Arrival and CIIG assume no obligation and do not intend to update or revise these forward- looking statements, whether as a result of new information, future events, or otherwise. Neither Arrival Group, Arrival nor CIIG gives any assurance that either Arrival Group, Arrival or CIIG will achieve its expectations. Additional Information and Where to Find It In connection with the proposed transaction, a registration statement on Form F-4 (the “Form F-4”) is expected to be filed by Arrival Group with the U.S. Securities and Exchange Commission (the “SEC”) that will include a proxy statement of CIIG that will also constitute a prospectus of Arrival Group. CIIG and Arrival Group urge investors, stockholders and other interested persons to read, when available, the Form F-4, including the preliminary proxy statement/prospectus and amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the proposed transaction, as these materials will contain important information about Arrival Group, Arrival, CIIG and the proposed transaction. Such persons can also read CIIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a description of the security holdings of CIIG’s officers and directors and their respective interests as security holders in the consummation of the proposed transaction. When available, the definitive proxy statement/prospectus will be mailed to CIIG’s stockholders. Stockholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: CIIG Merger Corp., 40 West 57th Street, 29th Floor, New York, NY 10019. Participants in Solicitation CIIG, Arrival Group and Arrival and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CIIG’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of CIIG’s directors and executive officers in CIIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 27, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of CIIG’s stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus for the proposed transaction when available. Information concerning the interests of CIIG’s participants in the solicitation, which may, in some cases, be different than those of CIIG’s equity holders generally, will be set forth in the proxy statement/prospectus relating to the proposed transaction when it becomes available. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLINTRODUCTION 2 Disclaimer This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Arrival S.à.r.l. (“Arrival” or the “Company”), CIIG Merger Corp. (“CIIG”) and Arrival Group, a subsidiary of Arsenal that will become the holding company of CIIG and Arsenal at the closing of the proposed business combination (“Arrival Group”) and related transactions (collectively, the “proposed transaction”) and for no other purpose. Forward-Looking statements This presentation contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of the proposed transaction, the anticipated timing of the proposed transaction, the products offered by Arrival and the markets in which it operates, the anticipated timing of the commencement of vehicle production, the expected number of Microfactories in operation by 2024, and Arrival Group’s projected future results, including estimates related to revenue, gross margins, EBITDA and gross margins. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of CIIG’s securities, (ii) the risk that the transaction may not be completed by CIIG’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by CIIG, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the business combination agreement by the stockholders of CIIG and Arrival, the satisfaction of the minimum trust account amount following redemptions by CIIG’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement, (vi) the impact of COVID-19 on Arrival’s business and/or the ability of the parties to complete the proposed transaction; (vii) the effect of the announcement or pendency of the transaction on Arrival’s business relationships, performance, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of Arrival and potential difficulties in Arrival employee retention as a result of the proposed transaction, (ix) the outcome of any legal proceedings that may be instituted against Arrival Group, Arrival or CIIG related to the business combination agreement or the proposed transaction, (x) the ability to maintain the listing of CIIG’s securities on the NASDAQ Stock Market, (xi) the price of CIIG’s and the post-combination company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Arrival operates, variations in performance across competitors, changes in laws and regulations affecting Arrival business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xiii) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Arrival operates, (xiv) the risk that Arrival and its current and future collaborators are unable to successfully develop and commercialize Arrival’s products or services, or experience significant delays in doing so, (xv) the risk that the post-combination company may never achieve or sustain profitability; (xvi) the risk that the post-combination company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xvii) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations, (xviii) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations; (xix) the risk that the utilization of Microfactories will not provide the expected benefits due to, among other things, the inability to locate appropriate buildings to use as Microfactories, Microfactories needing a larger than anticipated factory footprint, and the inability of Arrival to deploy Microfactories in the anticipated time frame; (xx) the risk that the orders that have been placed for vehicles, including the order from UPS, are cancelled or modified; (xxi) the risk of product liability or regulatory lawsuits or proceedings relating to Arrival’s products and services; (xxii) the risk that Arrival is unable to secure or protect its intellectual property; and (xxiii) the risk that the post-combination company’s securities will not be approved for listing on the NASDAQ Stock Market or if approved, maintain the listing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of CIIG’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form F-4 and proxy statement/ prospectus discussed below and other documents filed by CIIG from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Arrival Group, Arrival and CIIG assume no obligation and do not intend to update or revise these forward- looking statements, whether as a result of new information, future events, or otherwise. Neither Arrival Group, Arrival nor CIIG gives any assurance that either Arrival Group, Arrival or CIIG will achieve its expectations. Additional Information and Where to Find It In connection with the proposed transaction, a registration statement on Form F-4 (the “Form F-4”) is expected to be filed by Arrival Group with the U.S. Securities and Exchange Commission (the “SEC”) that will include a proxy statement of CIIG that will also constitute a prospectus of Arrival Group. CIIG and Arrival Group urge investors, stockholders and other interested persons to read, when available, the Form F-4, including the preliminary proxy statement/prospectus and amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the proposed transaction, as these materials will contain important information about Arrival Group, Arrival, CIIG and the proposed transaction. Such persons can also read CIIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a description of the security holdings of CIIG’s officers and directors and their respective interests as security holders in the consummation of the proposed transaction. When available, the definitive proxy statement/prospectus will be mailed to CIIG’s stockholders. Stockholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: CIIG Merger Corp., 40 West 57th Street, 29th Floor, New York, NY 10019. Participants in Solicitation CIIG, Arrival Group and Arrival and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CIIG’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of CIIG’s directors and executive officers in CIIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 27, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of CIIG’s stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus for the proposed transaction when available. Information concerning the interests of CIIG’s participants in the solicitation, which may, in some cases, be different than those of CIIG’s equity holders generally, will be set forth in the proxy statement/prospectus relating to the proposed transaction when it becomes available. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

INTRODUCTION 3 Disclaimer (Cont.) Use of projections This presentation contains projected financial information with respect to the business of Arrival. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-looking statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Because no assurance can be provided by the projections, no promise, representation or warranty is made with respect to the projections or future performance, and no investor should rely upon the projections. Financial Information; Non-GAAP Financial Terms The financial information and data contained in this presentation is unaudited and does not conform to Regulation S-X promulgated by the SEC. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement, prospectus or registration statement or other report or document to be filed or furnished by CIIG, Arrival Group or any entity that is party to the proposed transaction with the SEC. Furthermore, some of the projected financial information and data contained in this presentation, such as EBITDA, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Arrival and CIIG believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Arrival’s financial condition, performance and results of operations. Arrival’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Arrival and CIIG believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Arrival’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Arrival does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Arrival’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. You should review Arrival’s audited financial statements, which will be presented in the proxy statement, prospectus and registration statement to be filed with the SEC in connection with the proposed transaction, and not rely on any single financial measure to evaluate Arrival’s business. A reconciliation of non-GAAP financial measures in this presentation to the most directly comparable GAAP financial measures is not included, because, without unreasonable effort, Arrival is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these Non-GAAP financial measures. The non-GAAP financial measures included in this presentation may not be comparable to similarly-titled measures presented by other companies. No Offer or Solicitation This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of CIIG, Arrival or Arrival Group, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom. Any offer of securities to which this announcement relates is only addressed to and directed at persons in member states of the European Economic Area which apply Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (this Regulation together with any implementing measures in any member state, the Prospectus Regulation) who are qualified investors for the purposes of the Prospectus Regulation in such member state or in any other circumstances falling within Article 1(4) of the Prospectus Regulation, and no person in member states of the European Economic Area that is not a relevant person or qualified investor may act or rely on this announcement or any of its contents. PRIIPs / IMPORTANT – EEA AND UK RETAIL INVESTORS The ordinary shares to be issued by Arrival Group in the proposed transaction (the “Ordinary Shares”) are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended the “PRIIPs Regulation”) for offering or selling the Ordinary Shares or otherwise making them available to retail investors in the EEA or in the UK will be prepared and therefore offering or selling the Ordinary Shares or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLINTRODUCTION 3 Disclaimer (Cont.) Use of projections This presentation contains projected financial information with respect to the business of Arrival. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-looking statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Because no assurance can be provided by the projections, no promise, representation or warranty is made with respect to the projections or future performance, and no investor should rely upon the projections. Financial Information; Non-GAAP Financial Terms The financial information and data contained in this presentation is unaudited and does not conform to Regulation S-X promulgated by the SEC. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement, prospectus or registration statement or other report or document to be filed or furnished by CIIG, Arrival Group or any entity that is party to the proposed transaction with the SEC. Furthermore, some of the projected financial information and data contained in this presentation, such as EBITDA, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Arrival and CIIG believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Arrival’s financial condition, performance and results of operations. Arrival’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Arrival and CIIG believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Arrival’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Arrival does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Arrival’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. You should review Arrival’s audited financial statements, which will be presented in the proxy statement, prospectus and registration statement to be filed with the SEC in connection with the proposed transaction, and not rely on any single financial measure to evaluate Arrival’s business. A reconciliation of non-GAAP financial measures in this presentation to the most directly comparable GAAP financial measures is not included, because, without unreasonable effort, Arrival is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these Non-GAAP financial measures. The non-GAAP financial measures included in this presentation may not be comparable to similarly-titled measures presented by other companies. No Offer or Solicitation This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of CIIG, Arrival or Arrival Group, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom. Any offer of securities to which this announcement relates is only addressed to and directed at persons in member states of the European Economic Area which apply Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (this Regulation together with any implementing measures in any member state, the Prospectus Regulation) who are qualified investors for the purposes of the Prospectus Regulation in such member state or in any other circumstances falling within Article 1(4) of the Prospectus Regulation, and no person in member states of the European Economic Area that is not a relevant person or qualified investor may act or rely on this announcement or any of its contents. PRIIPs / IMPORTANT – EEA AND UK RETAIL INVESTORS The ordinary shares to be issued by Arrival Group in the proposed transaction (the “Ordinary Shares”) are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended the “PRIIPs Regulation”) for offering or selling the Ordinary Shares or otherwise making them available to retail investors in the EEA or in the UK will be prepared and therefore offering or selling the Ordinary Shares or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

INTRODUCTION 4

Transaction summary overview

Summary of Arrival and CIIG proposed business combination

Transaction structure	– On November 18th, 2020, Arrival, CIIG and other parties thereto entered into a business combination agreement – The transaction is expected to close in Q1 2021 – It is anticipated that the post-closing company, Arrival Group, will be listed on Nasdaq
Valuation	– Transaction implies a fully diluted pro forma enterprise value of $5.39 billion, representing 0.4x based on 2024E revenue of $14.1 billion – Existing Arrival shareholders are expected to receive 88.1% of the pro forma equity[1]
Capital structure	– The transaction will be funded by a combination of CIIG cash held in a trust account, Arrival Group ordinary shares and proceeds from CIIG PIPE – Transaction is expected to result in $660 million of total proceeds raised to fund growth[1,2]

Note: 1) Assumes no redemption by CIIG's existing stockholders. 2) Based on $260 million in cash from CIIG's trust account and a $400 million PIPE (40 million shares @ $10.00/share).

INVESTOR PRESENTATION
CONFIDENTIAL - ARRIVAL SARL

5 Arrival INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL5 Arrival INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL Investment highlights Arrival is revolutionizing the electric vehicle industry — Four vehicle designs expected in market by 2023, with start of production for the first vehicle planned for Q4 2021 1 — $1.2 Billion in orders — Unit economics enable price competitiveness and lower total cost of ownership to fossil fuel equivalents — Game changing Microfactories enable flexible low capex production — Vertically integrated — Arrival expects industry leading profitability enabled by proprietary hardware, software and robotics platforms — Leadership team with a proven track record from a variety of industries — LinkedIn named Arrival #1 startup to work for in the UK in 2020 — Validated by blue chip strategic and commercial partners 1) Based on spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863; includes option to order additional 10,000 units. Primarily includes order from UPS, that can be cancelled or modified. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLARRIVAL Investment highlights Arrival is revolutionizing the electric vehicle industry — Four vehicle designs expected in market by 2023, with start of production for the first vehicle planned for Q4 2021 1 — $1.2 Billion in orders — Unit economics enable price competitiveness and lower total cost of ownership to fossil fuel equivalents — Game changing Microfactories enable flexible low capex production — Vertically integrated — Arrival expects industry leading profitability enabled by proprietary hardware, software and robotics platforms — Leadership team with a proven track record from a variety of industries — LinkedIn named Arrival #1 startup to work for in the UK in 2020 — Validated by blue chip strategic and commercial partners 1) Based on spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863; includes option to order additional 10,000 units. Primarily includes order from UPS, that can be cancelled or modified. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL 7

Arrival partners

Commercial and strategic validation of Arrival's new method

	COMMERCIAL	STRATEGIC
	UPS	HYUNDAI / KIA MOTORS
Partnership	– Orders worth ~$1.2 Billion[1] for 10,000 units plus option for an additional 10,000 – Investment and strategic cooperation – Delivery of prototypes starts in 2020 – Long standing trial partnership since 2016	– Investment of €100 Million and business collaboration agreement – Joint development of vehicles using Arrival platform – Leverage Arrival Microfactories and software innovation – Benefit from the OEM's global footprint and economies of scale – Future potential for licensing and ongoing vehicle updates
Description	– UPS and Arrival have created purpose-built vehicles based on UPS requirements – a first for UPS – Leading global logistics operator with 5.2B deliveries p.a. – Automotive fleet size of ~120k vehicles – Daily global delivery volume of 21.9 Million – Aiming for 25% of total vehicles purchased annually to be alternate fuel	– Hyundai Motors Group is one of the largest global OEMs – Brands include Hyundai Motor and Kia Motors – Target sales of 670,000 BEVs and FCEVs annually by 2025 – Want to become top three EV manufacturer by 2025

Sources: Company filings, website, fact sheet and estimates.
https://pressroom.ups.com/pressroom/ContentDetailsViewer.page?ConceptType=FactSheets&id=1426321563187-193.
https://insideevs.com/news/386308/hyundai-strategy-2025/.
1) Includes upside from priority access to purchase additional vehicles.

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL 8

Arrival
A revolution in commercial electric vehicles

- Best in class zero-emission vehicles
- Competitively priced to ICE vehicles
- Hardware and software upgradability over the lifetime of the vehicle
- Autonomous ready
- Durable proprietary composite material used for exterior and interior panels
- High margin vehicles, with unrivalled unit economics
- Elevated user experience

PRODUCT PIPELINE

Electric bus
2021

Range[1]: 240-400km
Payload: 80-125 Passengers
Expected start of production: Q4 2021
Orders: In advanced discussions



Electric van
2022

Range[1]: 150-340km
Payload: 975-2,000kg Cargo mass
Expected start of production: Q3 2022
Orders: >10,000[2]



Large electric van
2022

Range[1]: 190-400km
Payload: 4,000kg
Expected start of production: Q3 2022
Orders: >2,500[2]



Small vehicle platform
2023

Range[1]: 100-300km
Payload: 450-800kg
Expected start of production: Q3 2023
Orders: TBD



1) Depending on configuration. 2) Includes UPS order.

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL
9

Commercial vehicle focus
Capitalizing on key industry trends

- Industry shift favoring zero emission vehicles with public policy driving electrification
- Rise in e-commerce (37% increase from 2020-2024[2]) has resulted in a fast-growing van market segment
- Superior total cost of ownership compared to both fossil fuel and electric vehicles on the market
- Commercial fleet operators thoroughly understand their range requirements
- Charging infrastructure concentrated in depots simplifies deployment compared to retail

Sizeable market opportunity (~$430B)[1]


Total van addressable market
~$280B[1]
Initial addressable market
of BE LCV vans ~$70B[1]
Total bus addressable market
~$154B[1]
Initial addressable market
of BE LCV buses ~$40B[1]

1) Based on multiple sources.
2) Statista Digital Market Outlook 2020.

INVESTOR PRESENTATION
CONFIDENTIAL - ARRIVAL SARL

ARRIVAL 10

Superior total cost of ownership

Arrival Van and Bus

Vehicle

- Highly competitive purchase price due to design and vertical integration
- Best in class product attributes – weight, cargo volume, payload

Infrastructure

- Scalable design allowing for multiple power configurations
- Smart charging software enabled

Energy

- Optimized energy efficiency kWh/km for specific use cases
- Flexible battery pack configuration

Maintenance costs

- Modular components for ease of replacement
- Quick, simple and cost-effective serviceable panels
- Engineered to serve 10+ years

Van total cost of ownership[1]
100km per day, 365 days per year over 10 years


~17% improvement
~28% improvement
~$92K
~$111K
~$127K
Arrival Van[2]
~$0.25 per km
Diesel Van[3]
~$0.30 per km
Competitor E-Van[3]
~$0.35 per km

Transit bus total cost of ownership[1]
250km per day, 365 days per year over 10 years


~47% improvement
~50% improvement
~$396K
~$752K
~$790K
Arrival Bus[2]
~$0.43 per km
Diesel Bus[4]
~$0.82 per km
Competitor E-Bus[3]
~$0.87 per km

Note: Vehicle chassis has been designed to endure daily vehicle operation based on UK duty cycle for 20 years.
1) Total Cost of Ownership = Purchase price + fuel cost +infrastructure cost + maintenance cost less residual value divided by 365,000 kilometers.
2) Based on current design.
3) Competitor's data is provided by Arrival internal market research team.
4) Diesel vehicle is compliant to Euro 6 standard.

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

11 Next generation electric vehicles INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL11 Next generation electric vehicles INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

Arrival Van ~2.0M Annual addressable 1 market volume by 2025 10k Vehicle orders (with an option for an additional 10k) 5k Vehicles in late stage sales discussions (3k subject to LOIs) 1) Ba INVESTOR PRESENTATION sed on multiple sources. CONFIDENTIAL - ARRIVAL SARLArrival Van ~2.0M Annual addressable 1 market volume by 2025 10k Vehicle orders (with an option for an additional 10k) 5k Vehicles in late stage sales discussions (3k subject to LOIs) 1) Ba INVESTOR PRESENTATION sed on multiple sources. CONFIDENTIAL - ARRIVAL SARL

NEXT GENERATION ELECTRIC VEHICLES 13

Arrival Van

Best in class[1]

Unladen weight (kg)


2,275
2,439
2,390
Arrival Van H3L4
Mercedes Sprinter H2L3
Ford Transit H3L4

Payload (kg)


1,975
1,061
1,100
Arrival Van H3L4 N2
Mercedes Sprinter H2L1
Ford Transit H3L4

Cubic meters of cargo volume per meter of length


2.40
2.00
2.25
Arrival Van H3L4 N1
Mercedes Sprinter H2L3
Ford Transit H3L4

Turning circle – Curb (m)


12.9
14.8
13.3
Arrival Van H3L4
Mercedes Sprinter H2L3
Ford Transit H3L4

Floor to ground (mm)


450
620
640
Arrival Van H3L4
Mercedes Sprinter H2L3
Ford Transit H3L4

Gross vehicle weight (kg)


4,250
3,500
3,500
3,500
Arrival Van H3L4 N2
Arrival Van H3L4 N1
Mercedes Sprinter H2L3
Ford Transit H3L4

Source: Company websites (September 2020).
1) Based on current designs.

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL VEHICLES 14 Arrival Van Gallery SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARLARRIVAL VEHICLES 14 Arrival Van Gallery SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARL

ARRIVAL VEHICLES 15 Arrival Bus ~131k Annual addressable market 1 volume by 2025 LOI customer SEPTEMBER 2020 INVESTOR PRESENTATION 1) Ba INVESTOR PRESENTATION sed on multiple sources. CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARLARRIVAL VEHICLES 15 Arrival Bus ~131k Annual addressable market 1 volume by 2025 LOI customer SEPTEMBER 2020 INVESTOR PRESENTATION 1) Ba INVESTOR PRESENTATION sed on multiple sources. CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARL

NEXT GENERATION ELECTRIC VEHICLES 16

Arrival Bus
Best in class[1]

Gross vehicle weight (kg)


16,000
20,000
18,500
Arrival Bus B12
Mercedes E-Citaro
Yutong E12

Unladen weight (kg)


8,000
13,500
13,200
Arrival Bus B12
Mercedes E-Citaro
Yutong E12

Height (mm)


2,575
3,000
2,313
3,400
2,400
3,300
Interior
Total
Arrival Bus B12
Interior 2
Total
Mercedes E-Citaro
Interior
Total
Yutong E12

Payload (kg)


8,000
6,500
5,300
Arrival Bus B12
Mercedes E-Citaro
Yutong E12

Max gradeability


25%
N/A
18%
Arrival Bus B12
Mercedes E-Citaro
Yutong E12

Seating capacity[3]

	1 Door	2 Door	3 Door
Yutong E12	35	32	26
Mercedes E-Citaro	NA	29	26
Arrival Bus B12[4]	33+3	29+3	25+3

Source: Company websites (September 2020).
1) Based on current designs.
2) Lower area interior height; 3) Not including driver. 4) +3 is additional seating in wheelchair.

INVESTOR PRESENTATION
CONFIDENTIAL - ARRIVAL SARL

ARRIVAL VEHICLES 17 Arrival Bus Gallery SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARLARRIVAL VEHICLES 17 Arrival Bus Gallery SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARL

NEXT GENERATION ELECTRIC VEHICLES 18 Arrival vehicles Projected start of production timelines BUS – Q4 VAN & LARGE VAN – Q3 SMALL VEHICLE PLATFORM - Q3 — Systems Integration — Product approval & assembly readiness 2 Jan – M 021 ay 2021 2022 Q2 2022 2023 Q3 2023 — Concept validation — ~100 Vehicles — Up to 18 Vehicles INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLNEXT GENERATION ELECTRIC VEHICLES 18 Arrival vehicles Projected start of production timelines BUS – Q4 VAN & LARGE VAN – Q3 SMALL VEHICLE PLATFORM - Q3 — Systems Integration — Product approval & assembly readiness 2 Jan – M 021 ay 2021 2022 Q2 2022 2023 Q3 2023 — Concept validation — ~100 Vehicles — Up to 18 Vehicles INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

19 A new method of design and production INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL19 A new method of design and production INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL'S NEW METHOD 20

Arrival's new method

Arrival is a technology company

NEW METHOD

In-house Plug & Play components
- Substantial cost reduction
- Upgradeable
- Designed for Microfactories

Proprietary composite materials
- Low tooling and overall cost
- Lightweight and highly durable
- Designed for Microfactories

Modular skateboard platform
- Modular
- Efficient package
- Highly flexible
- Designed for Microfactories

→

Microfactories
- Low footprint
- Low capex
- Deployed rapidly in response to local demand

In-house vehicle software
- Plug & Play
- Complete control of user experience
- Access to all vehicle data to optimize total cost of ownership

LEADS TO

→



Arrival's new method of design and assembly provides greater profitability at lower capex compared to existing OEMs, and the ability to scale rapidly.

INVESTOR PRESENTATION

CONFIDENTIAL - ARRIVAL SARL

NEW METHOD Industry changing Microfactory approach SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARLNEW METHOD Industry changing Microfactory approach SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARL

22 Bicester, Unit 10 & 11 Van Microfactory INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL22 Bicester, Unit 10 & 11 Van Microfactory INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

23 Rock Hill, South Carolina Bus Microfactory INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL23 Rock Hill, South Carolina Bus Microfactory INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL'S NEW METHOD 24

Industry changing Microfactory approach

Flexible, scalable and local to customers

Overview

Arrival's Microfactories change the way vehicles are produced

Process uses 'technology cells' with vehicle moved between cells by autonomous mobile robots (AMR)

- Traditional assembly line operates at one speed with stations in specific order
- Order of technology cells can be changed, or the same cell can be used multiple times on the same vehicle
- Enables Microfactory to build multiple different vehicle types

Advantages

Materially lower cost
- OpEx of $120M[1] – 100,000 units /year vs. $240M[1]+ per traditional factory
- Low CapEx

Small footprint
- Deployed in existing warehouses
- No paint shop
- No metal stamping

Design
- Vehicle designed for robofacturing

Highly scalable layout
- 20k m^2 factories vs. ~2,000k m^2+ for traditional OEMs
- Deployed in areas of demand with six month setup time

Deployed locally
- Built for customer needs
- Reduced logistics costs
- Located close to customers

Robotics
- Off-the-shelf robots controlled by in-house software

Projected Microfactory timeline[2]


U.S.
Q4
UK, E.U. & US.
Q3
TBC x 2
Q1
TBC
Q2
TBC x 3
Q3
TBC
Q4
2021
2022
2023

1) Based on spot Euro to USD exchange rate as of Aug 17 2020 of 1.1863.
2) Initial launch based on vehicle certification.

Status

Process finalized
Initial process layout developed with Comau (a subsidiary of Fiat Chrysler Automotive), an experienced blue chip automotive factory automation system provider

Ready
Fully integrated plant in Bicester being set up with several others in development, including the USA

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL'S NEW METHOD 25

Industry changing Microfactory approach
Arrival vs. traditional OEM

	Arrival Microfactory[1] – Low break even point – Lower capital requirements – Deployed locally worldwide – Lower number of employees per vehicle		Traditional OEM – 2.2x Cost – 6x Commissioning time – 11x Footprint
	Arrival Microfactory - 1 factory	Arrival Microfactory - 10 factories	VW Factory – Wrzesnia, Poland[2]
Volume PA	10,000 Vans / year (2 shifts)	100,000 Vans / year (2 shifts)	100,000 Vans / year (3 shifts)
Factory size	20,000 sqm	200,000 sqm	2,200,000 sqm (land size)
CapEx[3]	$44M	$440M	$950M
OpEx[3]	$12M	$120M	$240M
Time to open new factory	6 Months	6 Months	36 Months

1) Represents management expectations.
2) Company website - https://volkswagen-poznan.pl/en/plants/wrzesnia.
3) Based on spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863.

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

In-house Plug & Play components INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLIn-house Plug & Play components INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL'S NEW METHOD 27

In-house Plug & Play components

Modular and upgradable

Overview

Arrival has developed cutting edge hardware

Arrival focuses on components that meet one or more of the following criteria:

- Cost reduction opportunity
- Important to the customer experience
- Modules that are 'Plug & Play' connected by software

Advantages

- Quicker time to market - 18 months vs. 3+ years
- Upgradeability through lifecycle of vehicle
- Designed to maximize interchangeability across various vehicle platforms
- 20% overall cost reductions in supplier margins
- Designed for automated Microfactory assembly

Status

2–3 Years of on-road testing

Components meeting cost targets

Meeting automotive-grade requirements

Ready for mass production

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

Modular skateboard platform INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLModular skateboard platform INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL'S NEW METHOD 29

Modular skateboard platform
Design for flexibility and Microfactory assembly

Overview
Arrival has designed a skateboard that allows for maximum flexibility

Designed for purpose-built vehicles
- Aluminum structure to optimize strength and stiffness
- Modular, flexible for wheelbase
- FWD, RWD, AWD with same platform
- Low tooling and capital investment through the use of extrusions and castings
- Elimination of welding and high-wage skilled labor; minimal number of interfaces and specialist fixings
- Different pack sizes with same battery module

Advantages

Production
- Designed for Microfactory production and automated assembly

Crash Tests
- Simulation crash tests passed and physical tests commenced with positive results to date

Scalability
- Highly flexible for use across multiple classes of vehicles

Design
- Fully flat floor front to rear including motor which, leads to increased passenger/cargo capacity and low step-in height

Status

Ready for mass production

INVESTOR PRESENTATION
CONFIDENTIAL - ARRIVAL SARL

NEW METHOD Proprietary composite materials SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARLNEW METHOD Proprietary composite materials SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARL

ARRIVAL'S NEW METHOD 31

Proprietary composite materials
Lightweight and 25x reduced tooling costs

Overview
Arrival has reinvented the way the auto industry approaches materials

- Composite tooling goes from CAD data to production in two weeks
- Used for exterior and interior body panels
- Allows bespoke panel design for fleet owners
- Arrival vehicles do not require traditional metal stamping or paint shop techniques that are cumbersome and expensive

Advantages

Materials
- Lightweight proprietary composite materials
- Widely available raw materials and automotive grade

Time
- Shorter tooling time enables significantly shorter vehicle development program (18 months)

Lightweight
- Automotive-grade composites used for bodywork

Cost
- Low cost, light and versatile raw materials with 25x tooling cost reduction

Durability
- Ultra tough, even at extreme temperatures
- Reduces the cost of repairs and lowers total cost of ownership

Status

Materials used are widely available

Ready for mass production

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

Proprietary composite materials Low speed impact test at 10mph Arrival composite body panel Generic steel body panel INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLProprietary composite materials Low speed impact test at 10mph Arrival composite body panel Generic steel body panel INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

NEW METHOD 33 Digital ecosystem SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARLNEW METHOD 33 Digital ecosystem SEPTEMBER 2020 INVESTOR PRESENTATION INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARL

ARRIVAL'S NEW METHOD
34

Digital ecosystem
Enabling innovative solutions

Overview
Proprietary software systems are the fabric of the company

Advantages

Team
- 500+ Software engineers

Connectivity
- Cloud-connected
- Over-the-air ("OTA") upgradable

Technology
- Self-aware module
- Microservice architecture
- Open APIs

Autonomous
- AV-ready

Range of in-house developed software

Internal tools
In-house developed software that enables company hardware and streamlines manufacturing and design process

In-Vehicle software
Vehicle software that elevates user experience and creates easy 'Plug & Play' convertibility, along with access to vehicle data through an API

Customer-facing software
Cloud-based tools designed to maximize customer ownership experience and lower total cost of ownership



INVESTOR PRESENTATION
CONFIDENTIAL - ARRIVAL SARL

35 INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL35 INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL'S NEW METHOD 36

Extensive portfolio of intellectual property

The Arrival patent portfolio is comprised of approximately 180 innovations which have been filed in various patent applications. The filed innovations can be broadly categorised as follows:

- 11 Van innovations
- 12 Bus innovations
- 13 Small vehicle innovations
- 24 Battery related innovations
- 31 Composite material innovations
- 15 Microfactory and vehicle design flow innovations
- 14 Modular hardware and modular software innovations
- 20 Robotics related innovations
- 40 Miscellaneous innovations


Van
6%
Bus
7%
Small vehicle
7%
Battery
13%
Miscellaneous
22%
Microfactories
8%
Modular
HW & SW
8%
Robotics
11%
Composites
17%

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

ARRIVAL’S NEW METHOD 37 Benefits of Arrival’s new method Distributed production — Arrival’s new method of design and production along with its decentralized Microfactory model enable the development of vehicles customized to local needs — Significantly reduced vehicle development time facilitates a rapid response to shifts in demand for different vehicle types — Arrival’s anticipated profitability at low volumes removes traditional restrictions of legacy manufacturing which only sees profitability at millions of units — Cities and communities benefit from products purpose-built for specific use cases in order to support each end market’s unique geography, climate, socioeconomic structure — Arrival is creating local solutions that address local needs to improve mobility ecosystems and revitalize communities INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARLARRIVAL’S NEW METHOD 37 Benefits of Arrival’s new method Distributed production — Arrival’s new method of design and production along with its decentralized Microfactory model enable the development of vehicles customized to local needs — Significantly reduced vehicle development time facilitates a rapid response to shifts in demand for different vehicle types — Arrival’s anticipated profitability at low volumes removes traditional restrictions of legacy manufacturing which only sees profitability at millions of units — Cities and communities benefit from products purpose-built for specific use cases in order to support each end market’s unique geography, climate, socioeconomic structure — Arrival is creating local solutions that address local needs to improve mobility ecosystems and revitalize communities INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL CONFIDENTIAL - ARRIVAL SARL

38 Financials and transaction overview INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL38 Financials and transaction overview INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

FINANCIALS AND TRANSACTION OVERVIEW 39

Industry-leading financial profile

High volume and revenue growth
- Supported by $1.2 Billion in orders[1] and notable commercial and strategic partnerships
- Significant interest in bus sector
- Further upside potential from taxi and small vehicle sales

Low cost model
- Early projected profitability even at low volumes
- A benefit from flexible and scalable cell-based assembly and lean company setup without legacy costs

Strong cash generation
- Driven by anticipated high profitability
- Higher margin vehicles vs. traditional approach
- Low CapEx requirements for cell-based Microfactories
- Expected to be cash positive in 2023


Revenue (USD M)
US$1,009
US$5,099
US$14,135
2022P
2023P
2024P


EBITDA (USD M)
US$60
US$1,115
US$3,243
2022P
2023P
2024P


EBITDA less CapEx (USD M)2
(US$409)
US$176
US$1,400
2022P
2023P
2024P

Note: Financial data and orders converted via spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863.
1) Includes option to order additional 10,000 units. Primarily includes order from UPS, that can be cancelled or modified.
2) EBITDA less CapEx is projected to be ($292) in 2021P and turn positive beginning March 2023.

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

FINANCIALS AND TRANSACTION OVERVIEW 40 Business plan highlights Arrival projected volumes (#k) Arrival projected revenue distribution (2024) Large Van Bus Large Van Van Small vehicle platform Revenue - $14.1B 17% Van 49% Bus 22% 78.7 Small Vehicle Platform 12% Arrival projected gross margin (2024) 136.5 Gross profit - $3.7B 15.6 31.2 31.5 4.4 38% 34% 15.6 21% 18% 5.2 1.0 11.3 6.0 Bus Large Van Van Small Vehicle Platform 2022P 2023P 2024P Note: Financial data converted via spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLFINANCIALS AND TRANSACTION OVERVIEW 40 Business plan highlights Arrival projected volumes (#k) Arrival projected revenue distribution (2024) Large Van Bus Large Van Van Small vehicle platform Revenue - $14.1B 17% Van 49% Bus 22% 78.7 Small Vehicle Platform 12% Arrival projected gross margin (2024) 136.5 Gross profit - $3.7B 15.6 31.2 31.5 4.4 38% 34% 15.6 21% 18% 5.2 1.0 11.3 6.0 Bus Large Van Van Small Vehicle Platform 2022P 2023P 2024P Note: Financial data converted via spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

FINANCIALS AND TRANSACTION OVERVIEW 41

Pro forma equity ownership

USD and share data (except share price) in millions

Estimated source and uses

Sources	
Arrival Group ordinary shares issued to Arrival and CIIG stockholders	$5,338
Estimated cash held in trust[1]	260
Estimated cash contributed from balance sheet[2]	69
Proceeds from PIPE	400
Total sources	$6,068

Uses	
Arrival Group ordinary shares issued to Arrival and CIIG stockholders	$5,338
Cash on balance sheet	669
Payment of transaction expenses	60
Total uses	$6,068

Illustrative pro forma valuation

Share price	$10.00
Pro forma shares outstanding[3,4]	606.179
Equity value	$6,062
Plus: Debt	-
Less: Cash	(669)
Enterprise value	$5,392

Illustrative pro forma ownership[1,3,4]


CIIG sponsor shareholders
CIIG public shareholders
PIPE investors
Existing Arrival shareholders
1%
4%
7%
88%

1) Assumes no redemptions from SPAC existing public shareholders. 2) Cash balance shown as expected ending January 2021 and EUR conversion spot rate as of Aug 17, 2020 of 1.1863. 3) Assumes new shares are issued at price of $10.00. 4) Excludes the dilutive impact of SPAC warrants.

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

FINANCIALS AND TRANSACTION OVERVIEW 42

Relative electric vehicle company comparison

		Arrival	Canoo	Fisker	Hyliion	Lordstown	Nikola Motor Company	Workhorse
Employees		~1,200	~300	~50	~60	~70	~250	~115
Vehicle type		Commercial Vehicles (Van and Bus first)	Lifestyle, Delivery & Sport	SUV	Truck	Pickup Truck	Truck, Pickup Truck, Off-Highway & Watercraft	Cargo Vans
TCO vs ICE savings		~17% (Van) ~47% (Bus)	NA	NA	6%	16%	2%	NA
Intellectual property		Components, batteries, skateboard, materials, software, Microfactories	Skateboard & software	Design (outsourced skateboard, manufacturing, & battery pack)	Battery systems & software	Licensed	100+ Patents	Battery, drive train, chassis, software, telematics
Global footprint		UK, US, Germany, Netherlands, Israel & Russia	US	US & Europe	US & Canada	US	North America & Europe	US
Contracted order book[1]		20,000 units[2] ($1.2B)	NA	NA	1,000 Trucks ($220M)	NA	5,800 Truck orders[3] (~$1.4B)	1,345[4]
Key strategic partnerships	Investment:	Hyundai & Kia Motors, UPS	NA	NA	Dana & Sensata Technologies	General Motors	CNHI / Iveco, Bosch	NA
	Commercial:	Hyundai & Kia Motors, UPS & Comau	Hyundai	Volkswagen, Cox, & Electrify America	Dana, Sensata Technologies, IAV, & Fontaine	General Motors, Elaphe, Goodyear, & Workhorse	CNHI / Iveco, Bosch, Ryder & General Motors	UPS, Duke Energy, & Ryder
Enterprise value ($B)[5]		$5.4	$1.9	$2.2	$3.2	$2.3	$8.0	$2.0
Primary market TAM[6] ($B)		$430	$51	NA	$94[7]	$65	$130	$18[7]
EV / TAM		1.3%	3.7%	NA	3.4%	3.5%	6.2%	10.9%

Source: Investor presentations, company filings, company website, and industry research. 1) Does not include reservations. 2) Includes option to order additional 10,000 units. 3) Includes option to order additional 2,500 units. 4) Represents 6 orders placed by UPS. 5) Canoo, Fisker, Hyliion, Lordstown, Nikola and Workhorse market data as of November 6, 2020. Arrival, Canoo, Fisker, Hyliion, Lordstown, and Nikola Sales and EBITDA per management estimates. Canoo EV based on Hennessey Capital Acquisition Corp (NASDAQ:HCAC), XLFleet EV based on Pivotal Investment Corp. II (NYSE: PIC)). 6) Primary market TAM, Canoo, Fisker, Hyliion, Lordstown, Nikola and Workhorse data from investor presentations. 7) Annual addressable market.

INVESTOR PRESENTATION
CONFIDENTIAL - ARRIVAL SARL

44 Enterprise value benchmarking (based on current market pricing) ENTERPRISE VALUE / SALES Implied Enterprise Value Assumed EV of $5.39B Median Arrival EV Multiple Revenue 2023E 2.3x $5,099M $11.6B 4.6x 3.8x 3.1x 2.3x 2.3x 2.0x 2024E 1.3x $14,135M $18.9B 1.9x 1.5x 1.3x 1.1x 0.9x 0.6x 0.6x 0.4x 0.4x 0.2x Implied Discount to 2024E Median 71% EV 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E Implied 2024E Money Multiple 3.5x 1 Upside ENTERPRISE VALUE / EBITDA Assumed EV of $5.39B Implied Enterprise Value 36.2x Median Arrival EV Multiple EBITDA 15.5x 14.7x 2023E 11.1x $1,115M $12.4B 11.1x 10.1x 7.6x 5.2x 4.8x 4.9x 4.2x 4.7x $3,243M $15.4B 3.8x 1.7x 2024E 1.1x NM NM NM Implied Discount to 2024E Median 65% 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E EV Implied 2024E Money Multiple 2.9x 1 Upside Source: Canoo, Fisker, Hyliion, Lordstown, Nikola, Workhorse and XLFleet market data as of November 6, 2020. Arrival, Canoo, Fisker, Hyliion, Lordstown, and XLFleet Sales and EBITDA per management estimates. Nikola Sales and EBITDA per research consensus. Canoo EV based on Hennessey Capital Acquisition Corp (NASDAQ:HCAC), XLFleet EV based on Pivotal Investment Corp. II (NYSE: PIC). Note: Arrival financial data converted via spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863. Multiples <0.0x or >75.0x deemed not meaningful or “NM”. (1) Implied Money Market Multiple Upside calculated using Implied Enterprise Valuations based on median 2024E Revenue and EBITDA multiples. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL44 Enterprise value benchmarking (based on current market pricing) ENTERPRISE VALUE / SALES Implied Enterprise Value Assumed EV of $5.39B Median Arrival EV Multiple Revenue 2023E 2.3x $5,099M $11.6B 4.6x 3.8x 3.1x 2.3x 2.3x 2.0x 2024E 1.3x $14,135M $18.9B 1.9x 1.5x 1.3x 1.1x 0.9x 0.6x 0.6x 0.4x 0.4x 0.2x Implied Discount to 2024E Median 71% EV 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E Implied 2024E Money Multiple 3.5x 1 Upside ENTERPRISE VALUE / EBITDA Assumed EV of $5.39B Implied Enterprise Value 36.2x Median Arrival EV Multiple EBITDA 15.5x 14.7x 2023E 11.1x $1,115M $12.4B 11.1x 10.1x 7.6x 5.2x 4.8x 4.9x 4.2x 4.7x $3,243M $15.4B 3.8x 1.7x 2024E 1.1x NM NM NM Implied Discount to 2024E Median 65% 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E 2023E 2024E EV Implied 2024E Money Multiple 2.9x 1 Upside Source: Canoo, Fisker, Hyliion, Lordstown, Nikola, Workhorse and XLFleet market data as of November 6, 2020. Arrival, Canoo, Fisker, Hyliion, Lordstown, and XLFleet Sales and EBITDA per management estimates. Nikola Sales and EBITDA per research consensus. Canoo EV based on Hennessey Capital Acquisition Corp (NASDAQ:HCAC), XLFleet EV based on Pivotal Investment Corp. II (NYSE: PIC). Note: Arrival financial data converted via spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863. Multiples <0.0x or >75.0x deemed not meaningful or “NM”. (1) Implied Money Market Multiple Upside calculated using Implied Enterprise Valuations based on median 2024E Revenue and EBITDA multiples. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

FINANCIALS AND TRANSACTION OVERVIEW 45

Future opportunities



Multiple vehicles

- Multiple vehicle platforms and variants from modular skateboard platform
- All designed to be built by robots in the same Microfactory
- Configurable design enables rapid customization for local markets and highly accelerated entry into new segments



Autonomous

- Flexible hardware configuration
- Currently undergoing trials in depot environments



SaaS platform

- Currently building multiple customer-facing software packages such as vehicle health monitoring, fleet optimization tools, and driver applications
- Potential recurring revenue over time



Emissions credits

- Several vehicles positioned to generate emission credit sales under ZEV[1] and ACT[2] regulations
- Traditional OEMs under pressure from government CO_2 targets
- Surplus Arrival credits can be sold to other OEM's that are not producing EVs
- Continued adoption of EV regulation across other states will further facilitate credits

1) ZEV: Zero Emission Vehicle.
2) ACT: Advanced Clean Truck.

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

FINANCIALS AND TRANSACTION OVERVIEW 46 Investment highlights Arrival is revolutionizing the electric vehicle industry — Four vehicle designs expected in market by 2023, with start of production for the first vehicle planned for Q4 2021 1 — $1.2 Billion in orders — Unit economics enable price competitiveness and lower total cost of ownership to fossil fuel equivalents — Game changing Microfactories enable flexible low capex production — Vertically integrated — Expect industry leading profitability enabled by proprietary hardware, software and robotics platforms — Leadership team with a proven track record from a variety of industries — LinkedIn named Arrival #1 startup to work for in the UK in 2020 — Validated by blue chip strategic and commercial partners 1) Based on spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863; includes option to order additional 10,000 units. Primarily includes order from UPS, that can be cancelled or modified. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLFINANCIALS AND TRANSACTION OVERVIEW 46 Investment highlights Arrival is revolutionizing the electric vehicle industry — Four vehicle designs expected in market by 2023, with start of production for the first vehicle planned for Q4 2021 1 — $1.2 Billion in orders — Unit economics enable price competitiveness and lower total cost of ownership to fossil fuel equivalents — Game changing Microfactories enable flexible low capex production — Vertically integrated — Expect industry leading profitability enabled by proprietary hardware, software and robotics platforms — Leadership team with a proven track record from a variety of industries — LinkedIn named Arrival #1 startup to work for in the UK in 2020 — Validated by blue chip strategic and commercial partners 1) Based on spot Euro to USD exchange rate as of Aug 17, 2020 of 1.1863; includes option to order additional 10,000 units. Primarily includes order from UPS, that can be cancelled or modified. INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

Thank you INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL 47Thank you INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL 47

48 Appendix INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL48 Appendix INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

APPENDIX 49

Arrival management team



Denis Sverdlov
Founder and CEO

- Founder with record of successful technology innovation including exit of $1.5B
- Experience managing large distributed organizations with leading operational efficiency



Avinash Rugoobur
President

- Acquired Cruise for +$1B helping to accelerate the AV industry
- Led vehicle programs and strategy for GM Cruise
- Experience in multiple startups in tech, healthcare and F&B



Mike Ableson
CEO Automotive

- Over 35 years experience in the auto industry
- Previous positions with GM include Head of Advanced Vehicle Development, VP of Engineering for GM Europe, and VP of Global Strategy and Innovation



Tim Holbrow
Finance

- Finance lead at Symbian through 8 years high growth period from start up to $900M sale to Nokia
- CFO at start ups in open source, fintech and digital product consulting



Tracey Yi
CEO Elements

- Over 20 years experience in Procurement and Supply Chain across technology, manufacturing and Retail sectors
- Previous roles with Intel, Apple, Nokia, Tesco and WPP



Daniel Chin
General counsel

- Previously counsel at ITRS (global FinTech company)
- Led the ITRS team through the Carlyle Group's sale of the business
- Worked as a corporate lawyer at Weil, Gotshal & Manges and in-house at Morgan Stanley

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APPENDIX 50

Arrival management team



Sergey Malygin
Technology

- Over 15 years experience developing complex products in the technology sector focussing on telecoms and automotive
- Starting his career at CBOSS working on the end-to end automation of telecoms companies, Sergey went on to lead all software teams at Yota - the largest LTE company in Russia



Jeremy Offer
Design

- 30 Years experience in Industrial Design
- The recipient of numerous international design awards
- Notable clients include Sky, Vodafone, Google and PayPal



Kwame Nyanning
Experience

- 20 Years experience leading experience design and product innovation
- Led numerous design programs for Disney, Apple, NASA, Toyota, Ford
- Past experience includes Sapient, frog design, Native Design, McKinsey & Co.



Rob Thompson
Materials

- Global materials expert and author of 7 books on manufacturing technology
- Globally recognized expert with career spanning LG Electronics, P&G, Panasonic, Nokia and numerous universities



Sergey Sulgin
CEO Solutions

- 20 Years of experience within the IT industry working with global partners including Microsoft Dynamics, SAP, and Oracle
- Founded MAYKOR, an IT outsourcing provider, in 2012. Grew the company to over 6,100 engineers



Nick Arini
Creation Platform

- Extensive experience in creating industry disrupting technologies for Google, YouTube, Google Cloud, CapitalG
- Authored or contributed to over 50 patents and founded several startups

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APPENDIX
51

Arrival management team



Alexey Kozyrev
CEO Mobility

- Developed and launched one of Russia's first internet banks
- Launched financial risk management platform based on machine learning and AI
- Developed and launched e-government platform for Russian federal government



Ben Jardine
Product - Bus

- 15 Years experience within the commercial vehicle industry in both public and private sectors
- Worked for TVR as Development Engineer, designing sports cars and Le-Mans race cars



Patrick Bion
Product - Van

- 4 Years experience within the Tesla Design Studio on concept engineering, human factors, and vehicle architecture of new products
- Involved in the design and build of advanced vehicle prototypes on programs including Model X and Model 3



Karandeep Bhogal
Advanced Programs

- Engineer with 8 years of automotive experience Jaguar Land Rover Special Vehicle Operations delivery
- Responsible for delivery of unique projects including Royal Family commissions

INVESTOR PRESENTATION
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APPENDIX 52

CIIG management team



Peter Cuneo
Chairman and CEO

- CEO, Chairman, President and other leadership positions at public and private companies including Marvel, Remington, Black & Decker and Bristol Myers Squibb
- Named one of the 10 Greatest Turnaround CEOs by Business Insider for 10 year run as CEO and Vice Chairman of Marvel Entertainment, from bankruptcy to $4.5+ billion sale to Disney



Michael Minnick
Chief Investment Officer

- Co-Founder and Managing Partner of IIG Holdings
- Previously Head of TMT Corporate Finance (Americas) for Royal Bank of Scotland and a TMT investment banker at JPMorgan Chase



Gavin Cuneo
Chief Operating Officer

- COO and CFO of Valiant Entertainment, relaunch through successful exit to strategic buyer
- Previously investment banker with Merrill Lynch & Co and equity analyst at U.S. Trust Company



Chris Rogers
Director

- Partner, Lumia Capital, venture capital firm focused on category leaders in technology and telecom
- Co-Founder of Nextel. 25 years, grew Nextel to $13B in sales and 19,000 employees before sale to Sprint for $35B. Became Senior Vice President of Sprint.



Ken West
Director

- Recently retired as CFO of Fareportal, one of the largest travel technology companies in the world, multi billion $ revenue
- Previously CFO of Marvel Entertainment through sale to Disney and subsequently CFO of Martha Stewart Inc through its sale



Dave Flowers
Director

- 19 Years with Liberty Media including SVP and MD Alternative Investments and Principal Financial Officer and Treasurer
- Responsible for the financing of all the Liberty entities, led Liberty's takeover of Sirius XM



Kristen O'Hara
Director

- Chief Business Officer of Hearst
- Previously Chief Marketing Officer for Time Warner Inc. and other leadership positions over 16 year tenure with the company

INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

53 In-house Plug & Play components - Gallery INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL53 In-house Plug & Play components - Gallery INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

DCDC module Battery etc images INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLDCDC module Battery etc images INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

Input-Output module INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLInput-Output module INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

HMI module INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLHMI module INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

57 Battery module INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL57 Battery module INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL

Drive control unit INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARLDrive control unit INVESTOR PRESENTATION CONFIDENTIAL - ARRIVAL SARL